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                                                                    Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges

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
(In millions, except ratio information)                                                                31-May
                                              ---------------------------------------------------- -------------
                                                          Historical                                  Pro Forma
                                              ---------------------------------------------------- -------------
                                                1998       1999        2000       2001       2002         2002
                                                ----       ----        ----       ----       ----         ----
Income (loss) before income taxes               $(15.4)   $ (12.6)    $ (1.0)   $ 16.8     $ 27.2       $ 29.7

Interest expense                                  35.0       33.0       33.9      34.8       26.1         23.6
Interest portion of rentals                        3.1        2.9        2.6       3.2        4.7          4.7
Amortization of deferred financing fees            4.8        7.0        2.7       3.2        3.1          3.1
                                              --------- ---------- ---------- --------- ---------- -------------
Total fixed charges                               42.9       42.9       39.2      41.2       33.9         31.4
                                              --------- ---------- ---------- --------- ---------- -------------

Earnings available for fixed charges            $ 27.5     $ 30.3     $ 38.2    $ 58.0     $ 61.1       $ 61.1
                                              ========= ========== ========== ========= ========== =============

Ratio of earnings to fixed charges                 0.6        0.7        1.0       1.4        1.8          1.9
                                              ========= ========== ========== ========= ========== =============

Excess (deficiency) to cover fixed charges      $(15.4)   $ (12.6)    $ (1.0)   $ 16.8     $ 27.2       $ 29.7
                                              ========= ========== ========== ========= ========== =============
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